EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”.)

The following unaudited pro forma condensed combined financial information presents the combination of financial information of BYTS and Airship AI, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of BYTS and Airship AI adjusted to give effect to the Business Combination and other transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

On June 27, 2023, BYTS entered into the Merger Agreement, by and among BYTS, Merger Sub, and Airship AI. The Merger Agreement was amended on September 22, 2023.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, combines the unaudited historical condensed balance sheet of BYTS as of September 30, 2023, with the unaudited historical condensed consolidated balance sheet of Airship AI as of September 30, 2023, giving effect to the Business Combination, as if it had been consummated as of that date.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 combines the unaudited historical condensed statement of operations of BYTS for the nine months ended September 30, 2023 with the unaudited historical condensed consolidated statement of operations of Airship AI for the nine months ended September 30, 2023, giving effect to the Business Combination, as if it had been consummated as of January 1, 2022, the earliest period presented.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 combines the audited historical statement of operations of BYTS for the year ended December 31, 2022 with the audited historical statement of operations of Airship AI for the year ended December 31, 2022, giving effect to the Business Combination, as if it had been consummated as of January 1, 2022, the earliest period presented.

The historical financial information has been adjusted to give pro forma effect to events that relate to material financing transactions consummated after September 30, 2023, and pro forma adjustments that are directly attributable to the Business Combination. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. BYTS and Airship AI have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. This information should be read together with the following:

•	the historical unaudited condensed financial statements of BYTS as of and for the three and nine months ended September 30, 2023 and 2022;

•	the historical unaudited condensed consolidated financial statements of Airship AI as of and for the nine months ended September 30, 2023 and 2022;

•	the historical audited financial statements of BYTS as of December 31, 2022 and 2021, for the year ended December 31, 2022 and the period from January 8, 2021 (inception) through December 31, 2021;

•	the historical audited consolidated financial statements of Airship AI as of and for the years ended December 31, 2022 and 2021;

•

the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BYTS,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Airship AI” and other financial information included in the prospectus filed on December 5, 2023 and supplemented on December 15, 2023; and

•

other information relating to BYTS and Airship AI included in this proxy statement/prospectus filed on December 5, 2023 and supplemented on December 15, 2023, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination.”

1

Description of the Business Combination

The Merger

Effective as of December 21, 2023, subject to the conditions of the Merger Agreement, following the Domestication, Merger Sub merged with and into Airship AI, after which Airship AI became the Surviving Corporation and a wholly-owned subsidiary of BYTS. In connection with the Business Combination, BYTS was renamed “Airship AI Holdings, Inc.”

The Domestication

On December 20, 2023, subject to the conditions of the Merger Agreement, BYTS de-registered from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and Part XII of the Companies Act (Revised) of the Cayman Islands.

In connection with the Domestication, (x) prior to the Domestication, Sponsor surrendered to BYTS for no consideration the sole issued and outstanding BYTS Class B Ordinary Share and (y) at the effective time of the Domestication, (i) each then issued and outstanding BYTS Class A Ordinary Share, converted automatically, on a one-for-one basis, into one share of Airship Pubco Common Stock, (ii) each then issued and outstanding BYTS Warrant became one Airship Pubco Warrant exercisable for one share of Airship Pubco Common Stock pursuant to the Warrant Agreement, dated as of March 18, 2021, by and between BYTS and Continental Stock Transfer & Trust Company, as warrant agent, and (iii) each then issued and outstanding BYTS Unit separated and converted automatically into one share of Airship Pubco Common Stock and one-half of one Airship Pubco Warrant.

On December 13, 2023, BYTS formed a wholly-owned subsidiary in Nevada, BYTS NV Merger Sub, Inc. (“NV Merger Sub”), for the purpose of acquiring SILLC (E) Acquisition Corp., a Nevada corporation (“SILLC”), an entity subject to a bankruptcy proceeding that has no assets, no equity owners and no liabilities, except for claims of approximately 400 holders of allowed unsecured claims and a holder of allowed administrative expenses (collectively, the “Claim Holders”). On December 15, 2023, BYTS entered into an Agreement and Plan of Merger (the “SILLC Merger Agreement”) by and among BYTS, NV Merger Sub, SILLC, and the other parties thereto, pursuant to which, immediately following the consummation of the Domestication and prior to the consummation of the Business Combination, NV Merger Sub merged with and into SILLC (the “SILLC Merger”), with SILLC surviving the SILLC Merger as a wholly-owned subsidiary of BYTS. SILLC became the successor and “Post Confirmation Debtor” pursuant to the bankruptcy plan. As a result of the SILLC Merger, and in accordance with the bankruptcy plan, Airship Pubco issued an aggregate of 150,000 shares of Airship Pubco Common Stock (the “Plan Shares”) to the Claim Holders as full settlement and satisfaction of their respective claims, pursuant to Section 1145 of the U.S. Bankruptcy Code. The Sponsor forfeited an equal number of Sponsor Shares.

Consideration and Structure

Under the Merger Agreement, the Airship AI equityholders that held shares of Airship Common Stock, Airship Options, Airship Earnout Warrants or Airship SARs received an aggregate of 22.5 million shares of Airship Pubco Common Stock in exchange for all of Airship AI’s outstanding equity interests.

2

The Merger Agreement also provides, among other things, that the Airship Earnout Holders have the contingent right to receive up to 5.0 million Earnout Shares, subject to the following contingencies:

(A)

25% of the Earnout Shares if, for the period starting on the Closing Date and ending on the last day of the full calendar quarter immediately following the first anniversary of the Closing Date, (1) Company Revenue is at least $39 million, or (2) the aggregate value of new contract awards (including awards obtained through purchase orders) with federal law enforcement agencies (whether such awards are obtained directly or through intermediaries) has grown by at least 100% as compared to the year-over-year amount for the twelve-month period ending on the date of the Merger Agreement;

(B)

75% of the Earnout Shares if, for the period starting on the Closing Date and ending on the last day of the full calendar quarter immediately following the third anniversary of the Closing Date, Company Revenue is at least $100 million;

(C)

50% of the Earnout Shares if, at any time during the period starting on the Closing Date and ending on the fifth anniversary of the Closing Date, over any twenty (20) trading days within any thirty (30) trading day period the VWAP of the Airship Pubco Common Stock is greater than or equal to $12.50 per share; and

(D)

50% of the Earnout Shares if, at any time during the period starting on the Closing Date and ending on the fifth anniversary of the Closing Date, over any twenty (20) trading days within any thirty (30) trading day period the VWAP of the Airship Pubco Common Stock is greater than or equal to $15.00 per share.

Pursuant to the Merger Agreement, at the Effective Time, each Airship Option that was outstanding as of immediately prior to the Effective Time (whether vested or unvested) converted into (i) a Converted Stock Option, and (ii) the right to receive a number of Earnout Shares in accordance with, and subject to, the contingencies set forth in the Merger Agreement. At the Effective Time, Airship Pubco assumed all obligations of Airship with respect to each Converted Stock Option.

Pursuant to the Merger Agreement, at the Effective Time, each Airship SAR that was outstanding immediately before the Effective Time (whether vested or unvested) was assumed by Airship Pubco and converted into a Converted SAR. Each Converted SAR continued to have and be subject to substantially the same terms and conditions as were applicable to such Airship SAR immediately before the Effective Time (including expiration date, vesting conditions, and exercise provisions), except that (i) each Converted SAR covered that number of shares of Airship Pubco Common Stock equal to (A) the product (rounded down to the nearest whole number) of (1) the number of shares of Airship Common Stock subject to the Airship SAR immediately before the Effective Time and (2) the Conversion Ratio and (B) a number of Earnout Shares in accordance with, and subject to, the contingencies set forth in the Merger Agreement, and (ii) the per share base value for each share of Airship Pubco Common Stock covered by the Converted SAR equaled to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the base value per share of Airship Common Stock of such Airship SAR immediately prior to the Effective Time by (B) the Conversion Ratio. At the Effective Time, Airship Pubco assumed all obligations of Airship AI with respect to each Converted SARs.

Pursuant to the Merger Agreement, at the Effective Time, all of the Airship Warrants converted into (i) a Converted Warrant and (ii) with respect to each Airship Earnout Warrant, the right to receive a number of Earnout Shares in accordance with, and subject to, the contingencies set forth in the Merger Agreement. At the Effective Time, Airship Pubco assumed all obligations of Airship AI with respect to any Converted Warrants.

The Proposed Bylaws provide that the shares of Airship Pubco Common Stock issued to all holders of Airship Common Stock, Airship Options, Airship Earnout Warrants and Airship SARs as the Aggregate Merger Consideration will be subject to a lock-up for a period of 180 days following the Closing, and that the shares of Airship Pubco Common Stock issued to such holders upon satisfaction of the First Operating Performance Milestone (if any) will be subject to a 12-month lock-up period beginning on the date such shares are issued, unless waived, amended or repealed by the unanimous approval of the Airship Pubco Board; provided, further, that the lockup obligations set forth in Airship Pubco’s bylaws will not apply to the lock-up shares of any lock-up holder that have been released from the lock-up obligations set forth therein in writing by the Company prior to the Closing Date.

Parent Support Agreement

In connection with the execution of the Merger Agreement, BYTS entered into the Parent Support Agreement with the Sponsor and Airship AI, pursuant to which the Sponsor agreed to, among other things, (a) to forfeit 1,000,000 BYTS Class A Ordinary Shares owned by the Sponsor on the Closing Date and (b) to make the Share Contribution of 2,600,000 BYTS Class A Ordinary Shares to secure non-redemption agreements and/or PIPE Financing. The Parent Support Agreement also provides that the Sponsor Shares will be subject to a lock-up for a period of 180 days following the Closing.

3

Non-Redemption Agreements

On August 1, 2023, BYTS entered into a Non-Redemption Agreement with the Sponsor pursuant to which the Sponsor agreed to acquire from shareholders of BYTS $6 million in aggregate value of Public Shares, either in the open market or through privately negotiated transactions, at a price no higher than the redemption price per share payable to Public Shareholders who exercise Redemption Rights with respect to their Public Shares, prior to the closing date of the Business Combination, to waive its Redemption Rights and hold the Public Shares through the closing date of the Business Combination, and to abstain from voting and not vote the Public Shares in favor of or against the Business Combination. As consideration for the Non-Redemption Agreement, BYTS agreed to pay the Sponsor $0.033 per Public Share per month, which will begin accruing on the date that is three days after the date of the Non-Redemption Agreement and terminate on the earlier of the closing date of the Business Combination, the termination of the Merger Agreement, or the Outside Closing Date (as defined in the Merger Agreement). Additionally, on August 1, 2023, BYTS entered into a Non-Redemption Agreement with the Non-Redeeming Shareholder holding Public Shares, pursuant to which the Non-Redeeming Shareholder agreed not to redeem $1 million in aggregate value of Public Shares held by it on the date of the Non-Redemption Agreement in connection with the Business Combination. The Non-Redeeming Shareholder is an investor in our Sponsor and, other than indirectly through its interest in our Sponsor, the Non-Redeeming Shareholder did not receive any separate consideration for such waiver.

Earnout Escrow Agreement

On December 21, 2023, the Company and Continental Stock Transfer & Trust Company entered in to an earnout escrow agreement (the “Earnout Escrow Agreement”), effective as of the Closing. The Earnout Escrow Agreement provides, among other things, that the Earnout Shares will be placed in escrow and will not be released from escrow until they are earned as a result of the occurrence of, as applicable, the First Operating Performance Milestone, the Second Operating Performance Milestone, the First Share Price Performance Milestone, and/or the Second Share Price Performance Milestone.

Anticipated Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, BYTS, who was the legal acquirer, was treated as the “acquired” company for accounting purposes and Airship AI was treated as the accounting acquirer. Accordingly, the Business Combination was treated as the equivalent of Airship AI issuing shares at the closing of the Business Combination for the net assets of BYTS as of the closing date, accompanied by a recapitalization. The net assets of BYTS was stated at historical cost, with no goodwill or other intangible assets recorded.

Airship AI was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Airship AI’s stockholders have the majority voting interest in the combined company;

•	The Airship Pubco Board is composed of one (1) director designated by BYTS and four (4) directors designated by Airship AI;

•	Airship AI’s senior management is the senior management of Airship Pubco;

•	The business of Airship AI comprises the ongoing operations of Airship Pubco; and

•	Airship AI is the larger entity, in terms of substantive assets.

4

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared reflecting the actual redemptions as follows:

•

Actual Redemptions: This scenario reflects that 1,068,187 Public Shares were redeemed for their pro rata share of the cash in the Trust Account. This resulted in a payment of approximately $11.55 million upon consummation of the Business Combination at a redemption price of approximately $10.81 per share.

The following summarizes the purchase consideration reflecting the actual redemptions:

Total shares transferred(1)	13,387,384
Value per share(2)	$10.00
Total share consideration	$133,873,839
Options exchanged(3)	46,646,100
SARs exchanged(4)	17,581,052
Warrants exchanged(5)	26,899,009
Total equity value(6)	$225,000,000

____________

(1)	Total shares transferred do not include Airship AI options, SARs or Warrants. See notes (3), (4) and (5) directly below for further information on these instruments.
(2)

Value per share is calculated using a $10.00 per-share reference price. As the Business Combination will be accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

(3)

Options exchanged represents the conversion of Airship AI options and SARs into Airship Pubco options and SARs in accordance with the Merger Agreement. These options are not assumed to be exercised for the purposes of the unaudited pro forma condensed combined financial information and, therefore, have not been included in Total share consideration. The value of the options represents the number of shares that would be issued under the option agreements assuming full cash exercise. Those shares are valued at the $10.00 per-share reference price.

(4)

SARs exchanged represents the conversion of Airship AI SARs into Airship Pubco SARs in accordance with the Merger Agreement. These SARs are not assumed to be exercised for the purposes of the unaudited pro forma condensed combined financial information and, therefore, have not been included in Total share consideration. The value of the SARs represents the number of shares that would be issued under the SARs agreements assuming full cash exercise. Those shares are valued at the $10.00 per-share reference price.

(5)

Warrants exchanged represents the conversion of Airship AI warrants into Airship Pubco Warrants in accordance with the Merger Agreement. These warrants are not assumed to be exercised for the purposes of the unaudited pro forma condensed combined financial information and, therefore, have not been included in Total share consideration. The value of the warrants represents the number of shares that would be issued under the warrant agreements assuming full cash exercise. Those shares are valued at the $10.00 per-share reference price.

(6)

Total equity value includes the value of the exchanged options and warrants assuming full cash exercise of all such instruments. The total equity value is equal to the Equity Value of $225.0 million outlined in the Merger Agreement.

5

The following summarizes the pro forma shares of Airship Pubco Common Stock outstanding reflecting the actual redemptions:

	Actual Redemptions (Shares)%
BYTS Public Shareholders(1)	106,330	0.5%
Non-Redemption Agreement Holders(2)	3,263,076	14.6%
BYTE NV Shareholders(4)	150,000	0.7%
Sponsor(3)	5,372,312	24.1%
Total BYTS Shares	8,891,718	39.9%
Existing Airship AI Shareholders	13,387,384	60.1%
Pro Forma Airship Pubco Common Stock at September 30, 2023(5)	22,279,102	100.0%

___________

(1)

Excludes (i) 570,555 Public Shares acquired by the Sponsor from the Public Shareholders in order to comply with the Non-Redemption Agreement to purchase $6 million worth of shares from either the open market or a private arrangement and (ii) approximately 92,521 Public Shares held by the Non-Redeeming Shareholder at an assumed price of $10.81 pursuant to the Non-Redeeming Shareholder’s agreement not to redeem $1 million in aggregate value of Public Shares held by it.

(2)

Reflects 570,555 Public Shares purchased by the Sponsor pursuant to the Non-Redemption Agreement and approximately 92,521 Public Shares held by the Non-Redeeming Shareholder at an assumed price of $10.81 pursuant to the Non-Redeeming Shareholder’s agreement not to redeem $1 million in aggregate value of Public Shares held by it and 2,600,000 shares transferred from Sponsor to Non-Redeeming Shareholders as compensation to enter into Non-Redemption Agreements.

(3)

Excludes 1,000,000 shares held by the Sponsor. The Sponsor agreed (a) to forfeit 1,000,000 BYTS Class A Ordinary Shares owned by the Sponsor on the Closing Date and (b) to make the Share Contribution of 2,600,000 BYTS Class A Ordinary Shares to secure non-redemption agreements and/or PIPE Financing. Also excludes 570,555 Public Shares acquired by the Sponsor from the Public Shareholders in order to comply with the Non-Redemption Agreement to purchase $6 million worth of shares from either the open market or a private arrangement.

(4)	Includes 150,000 shares transferred from Sponsor to the claim holders of BYTE NV in full settlement of any claims.
(5)

Excludes all Airship AI options (including vested Airship AI options), Airship AI SARs, Airship AI shares issuable under convertible notes, and Airship AI warrants as they were not outstanding common stock at the time of Closing. Also excludes the 16,699,626 warrants outstanding to acquire BYTS Class A Ordinary Shares. These warrants converted into warrants to acquire Airship Pubco Common Stock at Closing.

6

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

	Airship AI (Historical)(A)	Byte (Historical)(B)	Transaction Accounting Adjustments (Actual Redemptions)		Pro Forma Combined (Actual Redemptions)
Assets
Current assets:
Cash and cash equivalents	$482,373	$18,752	$8,121,895	(1)	$3,456,397
			(4,685,225)	(4)
			(340,838)	(6)
			(140,560)	(8)
Accounts receivable, net of provision for credit losses of $0	600,938	—	—		600,938
Prepaid expenses and other	16,334	20,190	894,662	(4)	931,186
Payroll and income tax receivable	7,230	—	—		7,230
Total Current Assets	1,106,875	38,942	3,849,934		4,995,751

Property and equipment, net	5,580	—	—		5,580
Operating lease right of use asset	25,974	—	—		25,974
Other assets	255,431	—	—		255,431
Investments held in Trust Account	—	25,254,705	(13,709,278)	(1)	—
			(11,545,427)	(2)
Total Assets	$1,393,860	$25,293,647	$(21,404,771)		$5,282,736

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable – trade	$592,199	$184,322	$(275,000)	(4)	$501,521
Advances from founders	1,750,000	—	—		1,750,000
Accrued expenses	112,700	—	3,375,000	(4)	3,487,700
Current portion of Senior Secured Convertible Promissory Note	2,385,503	—	—		2,385,503
Current Portion of operating lease liability	26,844	—	—		26,844
Deferred revenue – current portion	4,059,406	—	—		4,059,406
Advances from related party	—	140,560	(140,560)	(8)	—
Non-redemption agreement liability	—	250,243	(250,243)	(6)	—
Non-redemption agreement liability – related party	—	37,657	(37,657)	(6)	—
Accrued expenses	—	2,454,277	(2,019,438)	(4)	434,839
Total current liabilities	8,926,652	3,067,059	652,102		12,645,813

Deferred revenue – non-current	4,693,897	—	—		4,693,897
Redemption payable	—	5,587,383	(5,587,383)	(1)	—
Derivative warrant liability	—	3,840,914	—		3,840,914
Deferred underwriting fee payable	—	11,329,238	(11,329,238)	(7)	—
Total Liabilities	13,620,549	23,824,594	(16,264,519)		21,180,624

Common stock subject to possible redemption	—	19,567,322	(8,021,895)	(3)	—
			(11,545,427)	(2)
	—	19,567,322	(19,567,322)		—

7

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

AS OF SEPTEMBER 30, 2023

	Airship AI (Historical)(A)	Byte (Historical)(B)	Transaction Accounting Adjustments (Actual Redemptions)		Pro Forma Combined (Actual Redemptions)
Stockholders’ Deficit
Class A Common stock	—	912	(912)	(5)	—
Common stock	44,666	—	77	(3)	2,228
			(44,666)	(5)
			1,876	(5)
			15	(9)
			260	(10)
Additional paid-in capital	4,537,370	—	8,021,818	(3)	1,685,960
			(10,872,953)	(5)
			(15)	(9)
			(260)	(10)
Accumulated deficit	(16,796,375)	(18,099,181)	(4,871,125)	(4)	(17,573,726)
			10,916,655	(5)
			(52,938)	(6)
			11,329,238	(7)
Accumulated other comprehensive loss	(12,350)	—	—		(12,350)
Total Stockholders’ Deficit	(12,226,689)	(18,098,269)	14,427,070		(15,897,888)
Total Liabilities and Stockholders’ Deficit	$1,393,860	$25,293,647	$(21,404,771)		$5,282,736

____________

(A) Derived from the unaudited consolidated balance sheet of Airship AI.

(B) Derived from the unaudited balance sheet of Byte.

See accompanying notes to the unaudited pro forma condensed combined financial information.

8

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2023

	(A) Airship AI (Historical)	(B) Byte (Historical)	Transaction Accounting Adjustments (Actual Redemptions)		Pro Forma Combined (Actual Redemptions)
Net revenue	$8,092,971	$—	$—		$8,092,971
Cost of net revenue	4,013,433	—	—		4,013,433
Gross profit	4,079,538	—	—		4,079,538
Operating expenses:
Research and development expenses	2,028,081	—	—		2,028,081
Selling, general and administrative expenses	8,067,343	—	—		8,067,343
General and administrative – related party	—	90,000	—		90,000
General and administrative	—	3,289,510	7,315,358	(3)	10,604,868
Total operating loss	(10,095,424)	(3,379,510)	(7,315,358)		(20,790,292)
Loss from operations	(6,015,886)	(3,379,510)	(7,315,358)		(16,710,754)

Other income (loss)	(408,346)				(408,346)
Change in fair value of warrant liabilities	—	(2,504,864)	—		(2,504,864)
Interest earned in Trust Account	—	3,720,218	(3,720,218)	(1)	—
Interest and dividend expense	(57,830)	17,445			(40,385)
(Loss) income before taxes	(6,482,062)	(2,146,711)	(11,035,576)		(19,664,349)
Income tax expense	—	—	—		—
Net (loss) income	$(6,482,062)	$(2,146,711)	$(11,035,576)		$(19,664,349)
Other comprehensive loss
Foreign currency translation loss	(2,244)	—	—		(2,244)
Total comprehensive loss	$(6,484,306)	$(2,146,711)	$(11,035,576)		$(19,665,593)

Weighted average shares outstanding, basic and diluted	7,614,666	19,713,543	2,565,559		22,279,102
Basic and diluted net income (loss) per share	$(0.85)	$(0.11)			$(0.88)
Weighted average shares outstanding, diluted	7,614,666	19,713,543	2,565,559		22,279,102
Diluted net (loss) income per share	$(0.85)	$(0.11)			$(0.88)

____________

(A) Derived from the unaudited statement of operation and comprehensive loss of Airship AI for the nine months period ended September 30, 2023.

(B) Derived from the income statement of BYTS for the nine month period ended September 30, 2023.

See accompanying notes to the unaudited pro forma condensed combined financial information.

9

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2022

	(C) Airship AI (Historical)	(D) Byte (Historical)	Transaction Accounting Adjustments (Actual Redemptions)		Pro Forma Combined (Actual Redemptions)
Net revenue	$14,549,141	$—	$—		$14,549,141
Cost of net revenue	6,128,128	—	—		6,128,128
Gross profit	8,421,013	—	—		8,421,013
Operating expenses:
Research and development expenses	3,614,814	—	—		3,614,814
Selling, general and administrative expenses	7,630,012				7,630,012
General and administrative – related party		120,000			120,000
General and administrative		1,277,009	4,374,413	(2)	15,405,232
			9,753,810	(3)
Total Operating expenses	(11,244,826)	(1,397,009)	(14,128,223)		(26,770,058)
Loss from operations	(2,823,813)	(1,397,009)	(14,128,223)		(18,349,045)

Interest income	42,565	—	—		42,565
Interest expense	(75,256)	—	—		(75,256)
Other income – PPP loan forgiveness	1,146,235	—	—		1,146,235
Other income – employee retention tax credit	1,232,776	—	—		1,232,776
Change in fair value of warrant liabilities	—	7,518,520	—		7,518,520
Interest income – bank	—	—	—		—
Interest earned in Trust Account	—	4,509,453	(4,509,453)	(1)	—
(Loss) income before taxes	(477,493)	10,630,964	(18,637,676)		(8,484,205)
Income tax expense	(10,000)	—	—		(10,000)
Net (loss) income	$(487,493)	$10,630,964	$(18,637,676)		$(8,494,205)
Other comprehensive loss
Foreign currency translation loss	(10,106)	—	—		(10,106)
Total comprehensive loss	$(497,599)	$10,630,964	$(18,637,676)		$(8,504,311)

Weighted average shares outstanding, basic and diluted	7,614,666	41,491,564	(19,212,462)		22,279,102
Basic and diluted net income (loss) per share	$(0.06)	$0.26			$(0.38)
Weighted average shares outstanding, diluted	7,614,666	41,491,564	(19,212,462)		22,279,102
Diluted net (loss) income per share	$(0.06)	$0.26			$(0.38)

____________

(C) Derived from the audited statements of operation and comprehensive loss of Airship for the year ended December 31, 2022.

(D) Derived from the audited income statement of BYTS for the year ended December 31, 2022.

See accompanying notes to the unaudited pro forma condensed combined financial information.

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NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Business Combination linking the effects of the Business Combination to the historical financial information.

The Business Combination was accounted for as a reverse recapitalization in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. Airship AI was determined to be the accounting acquirer. Under the reverse recapitalization model, the Business Combination was treated as Airship AI issuing equity for the net assets of BYTS, with no goodwill or intangible assets recorded.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on September 30, 2023, in the case of the unaudited pro forma condensed combined balance sheet, and on January 1, 2022, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.

The pro forma condensed combined balance sheet as of September 30, 2023, has been prepared using the following:

•	Airship AI’s historical unaudited condensed consolidated balance sheet as of September 30, 2023, as included elsewhere in this proxy statement/prospectus.

•	BYTS’s historical unaudited condensed balance sheet as of September 30, 2023, as included elsewhere in this proxy statement/prospectus.

The pro forma condensed combined statement of operations for the nine months ended September 30, 2023, has been prepared using the following:

•

Airship AI’s historical unaudited condensed consolidated statement of operations for the nine months ended September 30, 2023, as included in proxy statement/prospectus as filed on December 5, 2023 and supplemented on December 15, 2023.

•

BYTS’s historical unaudited condensed statement of operations for the nine months ended September 30, 2023, as included in proxy statement/prospectus as filed on December 5, 2023 and supplemented on December 15, 2023.

The pro forma combined statement of operations for the year ended December 31, 2022, has been prepared using the following:

•

Airship AI’s historical consolidated statement of operations for the period year ended December 31, 2022, as included in proxy statement/prospectus as filed on December 5, 2023 and supplemented on December 15, 2023.

•	BYTS’s historical condensed statement of operations for the year ended December 31, 2022, as included in proxy statement/prospectus as filed on December 5, 2023 and supplemented on December 15, 2023.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Airship Pubco after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

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The Public Warrants issued in connection with BYTS Initial Public Offering (including sale of the Over-Allotment Units) and the Private Placement Warrants have been historically recognized as derivative liabilities in accordance with ASC 815. The terms of the warrants were reviewed in connection with the preparation of the pro forma and concluded that there were no elements that would cause a different accounting treatment. Accordingly, the warrant instruments will remain as liabilities at fair value and adjusts the instruments to fair value at each reporting period subsequent to the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Airship AI and BYTS.

2. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). BYTS has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(1)

To reflect the release of cash from investments held in the Trust Account and the payoff of the redemptions of $5.59 million in connection with the Second Extension Meeting held on September 22, 2023 for 525,624 BYTS Class A Ordinary Shares exercised their right to redeem their shares for approximately $10.63 per shares.

(2)

To reflect the redemptions in connection with vote to approve the Business Combination, shareholders holding an aggregate of 1,068,187 BYTS Class A Ordinary Shares exercised their right to redeem their shares for approximately $10.81 per share of the funds held in the Trust Account for approximately $11.55 million.

(3)	To reflect the transfer of share that did not redeem into permanent equity for the 769,406 Class A ordinary shares that remain.

(4)

To record an aggregate of $4.87 million of estimated transaction cost consisting of legal, financial advisory and other professional fees related to the Business Combination and a prepaid D&O policy of $0.89 million. Out of the $4.87 million estimated transaction costs, $3.38 million remain payable to bankers currently represents 1.5% of the consideration paid of $225 million which is being negotiated, as such this resulted in $4.69 million paid with cash. The total amount expensed is $4.87 million ($8.06 million of estimated transaction costs, less $2.02 million already accrued by BYTS and $0.28 million already accrued by Airship, less $0.89 million capitalized as prepaid expense).

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(5)

To reflect the recapitalization of Airship AI through (a) the contribution of all the share capital in Airship AI to Airship Pubco Common Stock (b) the issuance of 13,387,384 Airship Pubco shares (c) the forfeiture of 1,000,000 shares in connection with the Sponsor Support Agreement at Closing (d) the surrender of the Class B Ordinary Share of BYTS and (e) the elimination of the historical accumulated deficit of BYTS of $10.92 million, the legal acquiree consisting of $18.10 million historical accumulated deficit as of September 30, 2023 plus the waived underwriting fee of $11.33 million discussed in adjustment 7 below and the transaction cost totaling $0.77 million.

Class A ordinary shares reconciliation:
Class B converted to Class A at par	$912
Issuance of 13,387,384 shares at par	1,339
Forfeiture of Sponsor Class A share at par	(375)
Total Class A ordinary shares adjustment at par	$1,876

BYTS historical accumulated deficit elimination reconciliation in millions:
Historical accumulated deficit	$18.10
BYTS waived underwriting fee	(11.33)
BYTS transaction cost settled in cash	2.79
BYTS transaction cost settled included in accrued expenses	3.38
Accrued transaction cost included in balance sheet	(2.02)
Total eliminated historical accumulated deficit	$10.92
Less historical Airship capital to be recapitalized	$(0.04)
Net impact to additional paid in capital	$10.88

(6)

To record the payment pursuant to the two non-redemption agreements, pursuant to which each of the non-redeeming shareholders agreed to (a) not redeem 1,000,000 Public Shares held by each party on the date of the non-redemption agreements in connection with the vote to amend BYTS’ Amended and Restated Memorandum and Articles of Association to extend the date by which BYTS has to consummate an initial Business Combination from March 23, 2023 to September 25, 2023 (the “First Extension” and such extended date, the “Extended Date”) and (b) vote their Public Shares in favor of the Extension presented by BYTS for approval by its shareholders. In connection with the foregoing, BYTS agreed to pay to each non-redeeming shareholder $0.033 per Share in cash, total amount paid at closing in connection with the Non-Redemption Agreements was $340,838.

Additional Non-Redemption Agreements

On August 1, 2023, BYTS entered into a Non-Redemption Agreement with the Sponsor pursuant to which the Sponsor agreed to acquire from shareholders of BYTS $6 million in aggregate value of Public Shares, either in the open market or through privately negotiated transactions, at a price no higher than the redemption price per share payable to Public Shareholders who exercise Redemption Rights with respect to their Public Shares, prior to the Closing Date of the Business Combination, to waive its Redemption Rights and hold the Public Shares through the closing date of the Business Combination, and to abstain from voting and not vote the Public Shares in favor of or against the Business Combination. As consideration for the Non-Redemption Agreement, BYTS agreed to pay the Sponsor $0.033 per Public Share per month, which will begin accruing on the date that is three days after the date of the Non-Redemption Agreement and terminate on the earlier of the closing date of the Business Combination, the termination of the Merger Agreement, or the Outside Closing Date (as defined in the Merger Agreement). Additionally, on August 1, 2023, BYTS entered into a Non-Redemption Agreement with the Non-Redeeming Shareholder holding Public Shares, pursuant to which the Non-Redeeming Shareholder agreed not to redeem $1 million in aggregate value of Public Shares held by it on the date of the Non-Redemption Agreement in connection with the Business Combination. The Non-Redeeming Shareholder is an investor in our Sponsor and, other than indirectly through its interest in our Sponsor, the Non-Redeeming Shareholder did not receive any separate consideration for such waiver.

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Amendment to Non-Redemption Agreement

In connection with the Second Extension, on September 14, 2023, BYTS entered into an amendment to the March 8, 2023 non-redemption agreement with one shareholder holding 1,000,000 Public Shares. In exchange for the shareholder’s agreement not to redeem its Public Shares in connection with the Second Extension and to vote in favor of the Second Extension, BYTS agreed to extend its obligation to pay such shareholder $0.033 per share in cash per month through March 25, 2024.

(7)

To record the effect of the underwriters agreement to waive the deferred underwriting commissions of $11.3 million, that was to be paid under the terms of the underwriting agreement, in the event of closing of a business combination with Airship AI Holdings, Inc.

(8)

To record the repayment of advances from related party at closing for the amount due as of September 30, 2023 and an additional $0.34 million of proceeds received subsequent to September 30, 2023 for total payment at closing for $0.48 million, net impact of cash for the pro forma of $0.14 million.

(9)

To record the transfer of 150,000 Sponsor share to the claim holders of BYTE NV. On December 13, 2023, BYTS formed a wholly-owned subsidiary in Nevada, BYTS NV Merger Sub, Inc. (“NV Merger Sub”), for the purpose of acquiring SILLC (E) Acquisition Corp., a Nevada corporation (“SILLC”), an entity subject to a bankruptcy proceeding that has no assets, no equity owners and no liabilities, except for claims of approximately 400 holders of allowed unsecured claims and a holder of allowed administrative expenses (collectively, the “Claim Holders”). On December 15, 2023, BYTS entered into an Agreement and Plan of Merger (the “SILLC Merger Agreement”) by and among BYTS, NV Merger Sub, SILLC, and the other parties thereto, pursuant to which, immediately following the consummation of the Domestication and prior to the consummation of the Business Combination, NV Merger Sub merged with and into SILLC (the “SILLC Merger”), with SILLC surviving the SILLC Merger as a wholly-owned subsidiary of BYTS. SILLC became the successor and “Post Confirmation Debtor” pursuant to the bankruptcy plan. As a result of the SILLC Merger, and in accordance with the bankruptcy plan, Airship Pubco issued an aggregate of 150,000 shares of Airship Pubco Common Stock (the “Plan Shares”) to the Claim Holders as full settlement and satisfaction of their respective claims, pursuant to Section 1145 of the U.S. Bankruptcy Code. The Sponsor forfeited an equal number of Sponsor Shares.

(10)	To record the transfer of 2,600,000 Sponsor shares to make the Share Contribution to secure non-redemption agreements and/or PIPE Financing.

3. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2023 and the Twelve Months Ended December 31, 2022

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(A)	Derived from the unaudited condensed statement of operations of Airship AI for the nine months ended September 30, 2023.

(B)	Derived from the unaudited condensed statement of operations of BYTS for the nine months ended September 30, 2023.

(C)	Derived from the audited consolidated statement of operations of Airship AI for the year ended December 31, 2022.

(D)	Derived from the audited statement of operations of BYTS for the year ended December 31, 2022.

(1)	Represents an adjustment to eliminate interest income on investments held in the trust account as of the beginning of the period.

(2)

Represents an adjustment to recognize the effect of the pro forma balance sheet adjustment presented in Accounting Entry Adjustment #(4) above in the aggregate amount of $4.37 million for the direct, incremental costs of the Business Combination attributed to $0.99 million of legal and profession fees associated to Airship AI and $3.38 million in advisory fees included in accrued expenses, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the combined company beyond 12 months after the Business Combination.

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(3)

Represents the stock-based compensation associated to the Earnout Shares. The Earnout Shares are being issued to employees or service providers of Airship AI, as such consideration was given to whether it should be viewed as a compensation arrangement under ASC 718, Stock compensation. The Earnout Shares have a service requirement and as such the shares were determined to fall under ASC 718. The milestones are anticipated to be achieved as such the value of the earn-out assumed to be recognized evenly over the requisite service period of five years. The value of the earnout was determined using a Monte Carlo Model. The following assumptions were used in the simulation: Five year term, quoted prices as of September 30, 2023 of $10.67, volatility of 40.3%, discount rate of 4.60%, probability of meeting the federal law enforcement agency growth at 100%. Adjustment represents the annual compensation expense for the year ended December 31, 2022 and the nine month expense for the nine month period ended September 30, 2023.

Earnout shares	5,000,000
Per share fair value	9.754
Total estimated grant date fair value	$48,769,051

Earnout period	5 years
Annual expense	9,753,810
Nine month expense	7,315,358

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared reflecting the actual redemptions:

Pro Forma Combined Reflecting Actual Redemptions into Cash
Nine Months Ended September 30, 2023
Net loss	$(19,664,349)
Weighted average shares outstanding – basic and diluted	22,279,102
Basic and diluted net loss per share	$(0.88)

Year Ended December 31, 2022
Net loss	$(8,494,205)
Weighted average shares outstanding – basic and diluted(1)	22,279,102
Basic and diluted net loss per share	$(0.38)

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Weighted average shares calculations, basic and diluted	Pro Forma Combined Reflecting Actual Redemptions into Cash
BYTS Public Shareholders	106,330
Non-Redemption Agreement Holders	3,263,076
BYTS NV Shareholders	150,000
Sponsor	5,372,312
Existing Airship AI Shareholders	13,387,384
Weighted average shares outstanding – basic and diluted	22,279,102

____________

(1)

As Airship Pubco had a net loss on a pro forma combined basis, the outstanding Airship Pubco options of 4,664,610, Airship SARs of 1,758,105, Airship Warrants of 2,689,901, Airship convertible notes of 367,000 and the 5,000,000 in Earnout Shares as well as the BYTS outstanding Public Warrants of 16,184,626 to Public Shareholders and 515,000 BYTS Warrants held by the Sponsor have no impact to diluted net loss per share as they are considered anti-dilutive.

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